Exhibit 99.1

HOST MARRIOTT REPORTS RESULTS OF OPERATIONS FOR FOURTH QUARTER AND FULL YEAR 2003 AND ISSUES 2004 GUIDANCE

BETHESDA, MD; February 24, 2004 – Host Marriott Corporation (NYSE: HMT), the nation’s largest lodging real estate investment trust (REIT), today announced results of operations for the fourth quarter and for the year ended December 31, 2003. Fourth quarter and full year results include the following:

•	Revenues were $1,092 million and $3,448 million for the fourth quarter and full year 2003, respectively, as compared to $1,128 million and $3,516 million for the fourth quarter and full year 2002, respectively.

•	Net income was $150 million and $14 million for the fourth quarter and full year 2003, respectively, as compared to a net loss of $3 million and $16 million for the fourth quarter and full year 2002, respectively. Net income for the 2003 fourth quarter includes a $24 million gain from the cumulative effect of a change in accounting principle. See the consolidated statements of operations.

•	Earnings (loss) per diluted share was $.46 and $(.07) for the fourth quarter and full year 2003, respectively, as compared to a loss per diluted share of $(.04) and $(.19) for the fourth quarter and full year 2002, respectively.

•	Funds from Operations (FFO) per diluted share, were $.53 and $.99 for the fourth quarter and full year 2003, respectively, as compared to FFO per diluted share of $.36 and $1.09 for the fourth quarter and full year 2002, respectively.

•	Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items, was $222 million and $709 million for the fourth quarter and full year 2003, respectively, as compared to $270 million and $851 million for the fourth quarter and full year 2002, respectively.

•	Quarterly and full year results for 2003 were significantly affected by several transactions, including the settlement of the insurance claims for the New York Marriott World Trade Center hotel. As a result of the settlement, the Company recorded a gain of approximately $212 million, which is comprised of $156 million in post-2003 business interruption proceeds and $56 million from the disposition of the hotel. A more detailed presentation of the transactions significantly affecting the Company’s results for the 2003 fourth quarter and full year is presented in the tables attached to this press release.

FFO per diluted share and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

Operating Results

Comparable hotel RevPAR for the fourth quarter decreased 1.0% and comparable hotel operating profit margins declined two percentage points when compared to the fourth quarter of 2002. The Company’s fourth quarter comparable hotel RevPAR decrease was the result of a slight decrease in both occupancy and average room rate. Full year 2003 comparable hotel RevPAR declined 4.2% (comprised of a 1.9% decline in average room rate and a decrease in occupancy of 1.6 percentage points), while comparable hotel operating profit margins declined three percentage points as compared to full year 2002.

Christopher J. Nassetta, president and chief executive officer, stated, “We were pleased to finish a demanding year with improving fourth quarter trends. Our comparable hotel RevPAR results have steadily improved since the second quarter, particularly for our downtown and urban properties, which had a slight overall increase in comparable hotel RevPAR in the fourth quarter. We expect further improvements to occur in 2004, as lodging demand continues to strengthen.”

Balance Sheet

Primarily as a result of the uncertain operating environment in 2003, the Company focused on maximizing its liquidity and financial flexibility. As of December 31, 2003, the Company had $764 million in cash and cash equivalents and $250 million of availability under its credit facility.

During 2003, the Company completed the sale of eight non-core properties for total proceeds of approximately $190 million. These sales, combined with the insurance settlement proceeds of approximately $372 million from the New York Marriott World Trade Center Hotel and New York Financial Center Marriott and scheduled principal amortization, have enabled the Company to repay or redeem a total of approximately $500 million of debt in 2003 and January 2004. The Company also completed the sale of four additional properties during January 2004 for total proceeds of approximately $80 million and expects to complete the sale of two additional properties by the end of the first quarter. Proceeds from these sales are expected to be used to repay debt, acquire new properties, or for other corporate purposes. To the extent the proceeds are used to repay debt, the Company expects to incur certain charges consisting of call premiums and accelerated deferred financing costs.

W. Edward Walter, executive vice president and chief financial officer, stated, “We aggressively managed our balance sheet in 2003, thereby reducing our overall leverage and average interest rate, as well as increasing our financial flexibility. These steps have positioned us to take advantage of opportunities that may arise in the future, including acquiring assets that fit our target profile. After the repayment of debt in January 2004, we have approximately $500 million in cash, a significant portion of which has been designated for acquisitions and investments in our existing portfolio.”

2004 Outlook

The Company expects comparable hotel RevPAR for full year 2004 to increase approximately 3% to 4%, with margins relatively unchanged from 2003. Based upon this guidance, the Company estimates that for 2004 its:

•	diluted loss per common share should be approximately $.14 to $.12 for the first quarter and $.35 to $.30 for the full year;

•	net loss should be approximately $34 million to $28 million for the first quarter and $77 million to $63 million for the full year;

•	FFO per diluted share should be approximately $.10 to $.12 for the first quarter and $.59 to $.64 for the full year (including $11 million, or $.03 per diluted share, for the first quarter and $29 million, or $.09 per diluted share, for the full year related to charges for call premiums and accelerated deferred financing costs for debt expected to be repaid); and

•	Adjusted EBITDA should be approximately $700 million to $715 million for the full year.

Based on the taxable income generated by the New York Marriott World Trade Center hotel insurance settlement, the Company expects to be able to pay dividends on its preferred stock for the first three quarters of 2004. It is unlikely, however, that the Company will pay a meaningful dividend on its common shares in 2004. Although the Company has more than adequate liquidity, payment of the fourth quarter dividend will depend on, among other things, results of operations and limitations in the Company’s senior notes indenture and credit facility. The indenture and credit facility restrict the payment of dividends when the Company’s EBITDA to interest coverage ratio is below 2.0 to 1.0, except to the extent required to maintain our status as a REIT.

Mr. Nassetta noted, “We have seen a number of positive signs both in the economy and in our business. We expect to take full advantage of the recovery as the long term strength inherent in lodging industry fundamentals begins to take effect. We believe that a disciplined approach to capital allocation will continue to provide opportunities to increase shareholder value now and in the future.”

Host Marriott is a Fortune 500 lodging real estate company that currently owns or holds controlling interests in 113 upscale and luxury hotel properties primarily operated under premium brands, such as Marriott, Ritz-Carlton, Hyatt, Four Seasons, Westin and Hilton. For further information, please visit the Company’s website at www.hostmarriott.com.

This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes. For further information regarding risks and uncertainties associated with our business, please refer to the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 23, 2004 and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*** Tables to Follow***

HOST MARRIOTT CORPORATION

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

The Company

Host Marriott Corporation, herein referred to as “we” or “Host Marriott,” is a self-managed and self-administered real estate investment trust (REIT) that owns primarily hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Marriott, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host Marriott and Host LP, the primary difference is the 7% of the partnership interests in Host LP held by outside partners as of December 31, 2003, which is reflected as minority interest in our balance sheets and minority interest expense in our statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

Reporting Periods for Hotel Operating Statistics and Comparable Hotel Results

The results we report are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc., the manager of the majority of our properties, uses a year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Hyatt, report results on a monthly basis. Host Marriott, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott International modified so that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott International but our fourth quarter ends on December 31.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the third quarter of 2003 ended on September 12 and the third quarter of 2002 ended on September 6, though both quarters reflect twelve weeks of operations. In contrast, fourth quarter results for 2003 reflected 110 days of operations, while our fourth quarter results for 2002 reflected 116 days of operations.

In contrast to the reporting periods for our statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results (comparable hotel revenues, expenses and adjusted operating profit) are always reported based on the reporting cycle used by Marriott International for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks, such as fiscal year 2002, versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics may differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. For the hotel operating statistics and comparable hotel results reported herein:

•	Hotel results for fiscal year 2003 reflect 52 weeks of operations for the period from January 4, 2003 to January 2, 2004 for our Marriott-managed properties and results from January 1, 2003 to December 31, 2003 for operations of all other hotels which report results on a monthly basis.

•	Hotel results for fiscal year 2002 reflect 53 weeks of operations for the period from December 29, 2001 to January 3, 2003 for our Marriott-managed hotels and results from January 1, 2002 to December 31, 2002 for operations of all other hotels which report results on a monthly basis.

•	Hotel results for the fourth quarter of 2003 reflect 16 weeks of operations for the period from September 13, 2003 to January 2, 2004 for our Marriott-managed hotels and results from September 1, 2003 to December 31, 2003 for operations of all other hotels which report results on a monthly basis.

•	Hotel results for the fourth quarter of 2002 reflect 17 weeks of operations for the period from September 7, 2002 to January 3, 2003 for our Marriott-managed hotels and results from September 1, 2002 to December 31, 2002 for operations of all other hotels which report results on a monthly basis.

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

Comparable Hotel Operating Statistics

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses and adjusted operating profit) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as full-service properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared, and (ii) that have not sustained substantial property damage or undergone large-scale capital projects during the reporting periods being compared. For 2003 and 2002, we consider 112 of our portfolio of 117 full-service hotels owned on December 31, 2003 to be comparable hotels. The operating results of the following five hotels that we owned as of December 31, 2003 are excluded from comparable hotel results for these periods:

•	The New York Marriott Financial Center (substantially damaged in the September 11, 2001 terrorist attacks and re-opened in January 2002);

•	The Ritz-Carlton, Naples Golf Resort (opened in January 2002);

•	The Boston Marriott Copley Place (acquired in June 2002);

•	The JW Marriott, Washington, D.C. (consolidated in our financial statements beginning in the second quarter of 2003); and

•	The Hyatt Regency Maui Resort and Spa (acquired in November 2003).

In addition, the operating results of the eight hotels we disposed of in 2003 and the one hotel we disposed of in 2002 are also not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our full-service hotel properties, they exclude results for our non-hotel properties and leased limited-service hotels.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with generally accepted accounting principles, or GAAP, within the meaning of applicable SEC rules. They are as follows: (i) Funds From Operations (FFO) per diluted share, (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

FFO per Diluted Share

We present FFO per diluted share as a non-GAAP measure of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (or losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities, including the payment of preferred stock dividends, in accordance with NAREIT guidelines.

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

limited significance in evaluating current performance, we believe that such measure can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Adjusted EBITDA

Management has historically adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•	Gains and Losses on Dispositions and Related Debt Extinguishments – We exclude the effect of gains and losses recorded on the disposition of assets in our consolidated statement of operations and the related debt extinguishments because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the assets disposed of and the related debt extinguishments could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•	Consolidated Partnership Adjustments – We exclude the minority interest in the income or loss of our consolidated partnerships as presented in our consolidated statement of operations because we believe that including these amounts in EBITDA does not reflect the effect of the minority interest position on our performance because these amounts include our minority partners’ pro-rata portion of depreciation, amortization and interest expense. However, we believe that the cash distributions paid to minority partners are a more relevant measure of the effect of our minority partners’ interest on our performance, and we have deducted these cash distributions from Adjusted EBITDA.

•	Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because our percentage interest in the earnings (losses) does not reflect the impact of our minority interest position on our performance and these amounts include our pro-rata portion of depreciation, amortization and interest expense. However, we believe that cash distributions we receive are a more relevant measure of the performance of our investment and, therefore, we include the cash distributed to us from these investments in the calculation of Adjusted EBITDA.

•	Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect actual performance of the company for that period.

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

•	Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains and losses on dispositions and depreciation expense, both of which are also excluded from EBITDA.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share, in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations, or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to shareholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our full-service hotels, such as hotel revenues, expenses and adjusted operating profit, on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for full-service hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels and the effectiveness of management in running our business on a property-level basis. We eliminate depreciation and amortization, because even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses or operating profit and these comparable hotel operating results should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors,

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating the ongoing performance of the Company, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.

HOST MARRIOTT CORPORATION

Consolidated Balance Sheet (a)

(unaudited, in millions, except share amounts)

	December 31,
	2003	2002

ASSETS

Property and equipment, net	$7,085	$7,031
Assets held for sale	73	—
Notes and other receivables	54	53
Due from managers	62	82
Investments in affiliates	74	133
Other assets	364	552
Restricted cash	116	104
Cash and cash equivalents	764	361

	$8,592	$8,316

LIABILITIES AND SHAREHOLDERS’ EQUITY
Debt
Senior notes	$3,180	$3,247
Mortgage debt	2,205	2,289
Other	101	102

	5,486	5,638
Accounts payable and accrued expenses	108	118
Liabilities associated with assets held for sale	2	—
Other liabilities	166	252

Total liabilities	5,762	6,008

Interest of minority partners of Host Marriott L.P.	130	131
Interest of minority partners of other consolidated partnerships	89	92
Company-obligated mandatorily redeemable convertible preferred securities of a subsidiary whose sole assets are convertible subordinated debentures due 2026 (“Convertible Preferred Securities”)	475	475

Shareholders’ equity
Cumulative redeemable preferred stock (liquidation preference $354 million), 50 million shares authorized; 14.1 million shares issued and outstanding	339	339
Common stock, par value $.01, 750 million shares authorized; 320.3 million shares and 263.7 million shares issued and outstanding, respectively	3	3
Additional paid-in capital	2,617	2,100
Accumulated other comprehensive income (loss)	28	(2)
Deficit	(851)	(830)

Total shareholders’ equity	2,136	1,610

	$8,592	$8,316

(a)	Our consolidated balance sheet as of December 31, 2003 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in the Annual Report on Form 10-K.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2003	2002	2003	2002
Revenues
Rooms	$622	$650	$2,014	$2,073
Food and beverage	369	372	1,095	1,096
Other	72	75	227	246

Total hotel sales	1,063	1,097	3,336	3,415
Rental income (b)	29	31	100	101
Other income	—	—	12	—

Total revenues	1,092	1,128	3,448	3,516

Expenses
Rooms	159	160	508	508
Food and beverage	274	273	823	811
Hotel departmental expenses	290	291	934	905
Management fees	42	49	138	156
Other property-level expenses (b)	85	95	301	294
Depreciation and amortization	114	113	367	358
Corporate and other expenses	21	9	61	47

Total expenses	985	990	3,132	3,079

Operating profit	107	138	316	437
Interest income	4	6	11	20
Interest expense	(167)	(146)	(491)	(462)
Net gains on property transactions	1	2	5	5
Loss on foreign currency and derivative contracts	(17)	(1)	(19)	(2)
Minority interest income (expense)	(16)	1	(5)	(7)
Equity in losses of affiliates	(9)	(3)	(22)	(9)
Dividends on Convertible Preferred Securities	(10)	(10)	(32)	(32)

Loss before income taxes	(107)	(13)	(237)	(50)
Benefit from (provision for) income taxes	3	3	12	(4)

Loss from continuing operations	(104)	(10)	(225)	(54)
Income from discontinued operations (c)	230	7	239	38

Income (loss) before cumulative effect of a change in accounting principle	126	(3)	14	(16)
Cumulative effect of a change in accounting principle (d)	24	—	—	—

Net income (loss)	150	(3)	14	(16)
Less: dividends on preferred stock	(8)	(8)	(35)	(35)

Net income (loss) available to common shareholders	$142	$(11)	$(21)	$(51)

Basic and diluted earnings (loss) per common share	$.46	$(.04)	$(.07)	$(.19)

(a)	Our consolidated statements of operations for the year ended December 31, 2003 and the quarter ended December 31, 2003 and 2002 have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

(b)	Rental income and expense for the quarter ended and years ended December 31, 2003 and 2002 are as follows:

	Quarter ended December 31,		Year ended December 31,
	2003	2002	2003	2002
Rental income
Full-service	$5	$5	$25	$24
Limited service and office buildings	24	26	75	77

	$29	$31	$100	$101

Rental and other expenses (included in other property-level expenses)
Full-service	$2	$2	$7	$7
Limited service and office buildings	24	23	74	73

	$26	$25	$81	$80

(c)	Reflects the results of operations and gain (loss) on sale, net of the related income tax, for eight properties disposed of during 2003 and one in 2002, five properties classified as held for sale as of December 31, 2003 and the business interruption proceeds, net of expenses, for the New York Marriott World Trade Center hotel for 2003, as well as the gain recorded from the settlement of insurance claims for the hotel of approximately $212 million. This gain is comprised of $156 million in post-2003 business interruption proceeds and $56 million from the disposition of the hotel.
(d)	We adopted Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” or SFAS 150, as of the beginning of our quarter ended September 12, 2003 as required by the pronouncement. On October 8, 2003, the Financial Accounting Standards Board (FASB) issued guidance with respect to SFAS 150 that issuers whose financial statements include consolidated ventures with finite lives should reflect any minority interests in such consolidated ventures as a liability on the issuer’s financial statements presented at its fair value as of the applicable balance sheet date. Under SFAS 150, any fluctuation in the fair value of the minority interest from period to period would be recorded on the issuer’s financial statements as interest expense for the change in the fair value of the liability. As a result of applying SFAS 150 in accordance with this guidance from the FASB, we recorded a loss from a cumulative effect of a change in accounting principle of $24 million in our third quarter Form 10-Q. Additionally, we included minority interests with a fair value of $112 million in our liabilities as of September 12, 2003.

On November 7, 2003, the FASB issued a FASB Staff Position (FSP) 150-3 indefinitely deferring the application of a portion of SFAS 150 with respect to minority interests in consolidated ventures entered into prior to November 5, 2003 effectively reversing its guidance of October 8, 2003. In accordance with FSP 150-3, we recorded a cumulative effect of a change in accounting principle reversing the impact of our adoption of SFAS 150 with respect to consolidated ventures with finite lives in the fourth quarter of 2003.

Host Marriot Corporation

Earnings (Loss) per Common Share

(unaudited, in millions, except per share amount)

	Quarter ended December 31, 2003			Quarter ended December 31, 2002
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount

Net income (loss) (a)	$150	310.7	$.48	$(3)	263.6	$(.01)
Dividends on preferred stock	(8)	—	(.02)	(8)	—	(.03)

Basic and diluted earnings (loss) available to common shareholders per share (b)	$142	310.7	$.46	$(11)	263.6	$(.04)

	Year ended December 31, 2003			Year ended December 31, 2002
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount
Net income (loss) (a)	$14	281.0	$.05	$(16)	263.0	$(.06)
Dividends on preferred stock	(35)	—	(.12)	(35)	—	(.13)

Basic and diluted earnings (loss) available to common shareholders per share (b)	$(21)	281.0	$(.07)	$(51)	263.0	$(.19)

(a)	Our results for the fourth quarter of 2003 and for full-year 2003 were significantly affected by several items. For a discussion of these items, see footnote (c) to the table reconciling net income available to common shareholders to FFO per diluted share included in this release.
(b)	Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding. Diluted earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus other potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interests to common OP Units and the Convertible Preferred Securities. No effect is shown for any securities that are anti-dilutive.

HOST MARRIOTT CORPORATION

Hotel Operational Data

Comparable Hotels by Region (a)

(unaudited)

	As of December 31, 2003		Quarter ended December 31, 2003			Quarter ended December 31, 2002
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	22	11,526	$143.59	65.7%	$94.27	$147.41	64.5%	$95.09	(0.9)%
Florida	11	7,047	147.86	65.0	96.13	147.01	65.6	96.42	(0.3)
Atlanta	15	6,563	138.12	62.3	86.06	136.00	62.9	85.57	0.6
Mid-Atlantic	9	6,222	197.10	76.5	150.87	196.74	76.5	150.48	0.3
South Central	9	5,700	128.14	73.0	93.57	133.38	74.4	99.27	(5.7)
North Central	15	5,395	126.37	64.6	81.61	125.24	66.5	83.26	(2.0)
DC Metro	11	4,296	150.43	67.2	101.09	146.59	66.3	97.17	4.0
Mountain	8	3,313	105.22	56.2	59.12	105.98	57.0	60.43	(2.2)
International	6	2,552	112.38	73.4	82.46	109.67	69.3	76.01	8.5
New England	6	2,274	127.12	63.0	80.09	131.51	71.1	93.54	(14.4)

All Regions	112	54,888	143.38	66.9	95.86	143.96	67.2	96.78	(1.0)

	As of December 31, 2003		Year ended December 31, 2003			Year ended December 31, 2002
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	22	11,526	$146.12	68.0%	$99.29	$150.77	69.3%	104.42	(4.9)%
Florida	11	7,047	155.59	69.5	108.11	153.37	70.3	107.88	0.2
Atlanta	15	6,563	134.29	65.2	87.58	138.70	66.4	92.03	(4.8)
Mid-Atlantic	9	6,222	178.89	74.5	133.27	186.41	76.7	143.05	(6.8)
South Central	9	5,700	128.11	75.1	96.25	132.39	77.2	102.16	(5.8)
North Central	15	5,395	121.81	66.4	80.88	120.89	67.8	82.00	(1.4)
DC Metro	11	4,296	146.07	70.5	102.91	144.29	69.6	100.42	2.5
Mountain	8	3,313	103.61	61.9	64.16	107.87	64.1	69.17	(7.3)
International	6	2,552	110.95	67.9	75.33	110.03	71.0	78.09	(3.5)
New England	6	2,274	122.83	62.3	76.47	129.97	69.3	90.02	(15.1)

All Regions	112	54,888	140.86	68.8	96.85	143.60	70.4	101.07	(4.2)

HOST MARRIOTT CORPORATION

Hotel Operational Data

All Full-Service Hotels by Region (a)

(unaudited)

	As of December 31, 2003		Quarter ended December 31, 2003			Quarter ended December 31, 2002
	No. of Properties (b)	No. of Rooms (b)	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	23	12,332	$147.23	65.8%	$96.82	$146.04	64.6%	$94.40	2.6%
Florida	12	7,342	149.12	64.4	96.08	145.41	64.6	93.93	2.3
Atlanta	15	6,563	138.12	62.3	86.06	136.00	62.9	85.57	0.6
Mid-Atlantic	10	6,726	197.99	76.4	151.34	197.74	76.4	151.07	0.2
South Central	9	5,700	125.93	72.6	91.38	129.08	73.9	95.43	(4.2)
North Central	15	5,395	126.37	64.6	81.61	125.24	66.5	83.26	(2.0)
DC Metro	12	5,068	153.28	68.0	104.31	141.88	66.1	93.74	11.3
Mountain	8	3,313	105.22	56.2	59.12	105.98	57.0	60.43	(2.2)
International	6	2,552	112.38	73.4	82.46	109.67	69.3	76.01	8.5
New England	7	3,413	149.34	67.1	100.27	151.95	71.6	108.85	(7.9)

All Regions	117	58,404	145.84	67.1	97.88	144.15	67.3	96.97	0.9

	As of December 31, 2003		Year ended December 31, 2003			Year ended December 31, 2002
	No. of Properties (b)	No. of Rooms (b)	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	23	12,332	$147.11	68.0%	$100.02	$149.43	69.3%	$103.63	(3.5)%
Florida	12	7,342	155.97	69.0	107.56	152.53	69.3	105.76	1.7
Atlanta	15	6,563	134.29	65.2	87.58	138.70	66.4	92.03	(4.8)
Mid-Atlantic	10	6,726	180.11	74.3	133.85	186.47	76.5	142.70	(6.2)
South Central	9	5,700	124.93	75.0	93.76	128.47	76.5	98.32	(4.6)
North Central	15	5,395	121.81	66.4	80.88	120.89	67.8	82.00	(1.4)
DC Metro	12	5,068	145.09	71.1	103.13	139.70	69.9	97.59	5.7
Mountain	8	3,313	103.61	61.9	64.16	107.87	64.1	69.17	(7.2)
International	6	2,552	110.95	67.9	75.33	110.03	71.0	78.09	(3.5)
New England	7	3,413	142.32	67.5	96.11	142.27	70.0	99.65	(3.6)

All Regions	117	58,404	141.93	69.1	98.01	143.19	70.4	100.74	(2.7)

(a)	See the introductory notes to financial information for a discussion of reporting periods and comparable hotel results.
(b)	The number of properties and the room count reflect all consolidated properties as of December 31, 2003. However, the operating statistics include the results of operations for the nine properties sold in 2003 and 2002 prior to their disposition and the results of operations of properties acquired subsequent to the date of their acquisition.

HOST MARRIOTT CORPORATION

Hotel Operational Data

Schedule of Comparable Hotel Results (a)

(unaudited, millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2003	2002	2003	2002
Number of hotels	112	112	112	112
Number of rooms	54,888	54,888	54,888	54,888
Percent change in Comparable Hotel RevPAR	(1.0)%		(4.2)%
Operating profit margin under GAAP (b)	9.8%	12.2%	9.2%	12.4%
Comparable hotel adjusted operating profit margin (c)	21.7%	23.7%	21.6%	24.6%
Comparable hotel sales
Room	$599	$635	$1,937	$2,052
Food and beverage	360	367	1,061	1,091
Other	68	77	224	250

Comparable hotel sales (d)	1,027	1,079	3,222	3,393

Comparable hotel expenses
Room	154	158	490	502
Food and beverage	265	268	791	798
Other	43	44	137	142
Management fees, ground rent and other costs	342	353	1,109	1,117

Comparable hotel expenses (e)	804	823	2,527	2,559

Comparable Hotel Adjusted Operating Profit	223	256	695	834

Non-comparable hotel results, net (f)	21	4	43	13
Comparable hotels classified as held for sale (g)	(2)	(3)	(7)	(9)
Office building and limited service properties, net (h)	—	3	1	4
Other income	—	—	12	—
Depreciation and amortization	(114)	(113)	(367)	(358)
Corporate and other expenses	(21)	(9)	(61)	(47)

Operating Profit	$107	$138	$316	$437

(a)	See the introductory notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the total revenues per the consolidated statements of operations.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the schedule above.

HOST MARRIOT CORPORATION

Hotel Operational Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except per share amounts)

(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows (in millions):

	Quarter ended December 31,		Year ended December 31,
	2003	2002	2003	2002
Revenues per the consolidated statements of operations	$1,092	$1,128	$3,448	$3,516
Revenues of hotels held for sale	13	14	42	44
Non-comparable hotel sales	(80)	(70)	(221)	(172)
Hotel sales for the property for which we record rental income, net	15	15	46	45
Rental income for office buildings and limited service hotels	(24)	(26)	(75)	(77)
Other income	—	—	(12)	—
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	11	18	(6)	37

Comparable hotel sales	$1,027	$1,079	$3,222	$3,393

(e)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows (in millions):

	Quarter ended December 31,		Year ended December 31,
	2003	2002	2003	2002
Operating costs and expenses per the consolidated statements of operations	$985	$990	$3,132	$3,079
Operating costs of hotels held for sale operations	11	11	35	35
Non-comparable hotel expenses	(57)	(61)	(183)	(155)
Hotel expenses for the property for which we record rental income	14	13	50	48
Rent expense for office buildings and limited service hotels	(24)	(23)	(74)	(73)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	10	15	(5)	30
Depreciation and amortization	(114)	(113)	(367)	(358)
Corporate and other expenses	(21)	(9)	(61)	(47)

Comparable hotel expenses	$804	$823	$2,527	$2,559

(f)	Non-comparable hotel results, net includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our consolidated statement of operations as continuing operations, (ii) for full year 2003 and 2002 results, the difference between comparable hotel adjusted operating profit which reflects 364 and 371 days, respectively, of operations and the operating results included in the consolidated statements of operations which reflects 365 days and (iii) for fourth quarter of 2003 and 2002 results, the difference between 112 and 119 days, respectively, of operations versus 110 and 116 days, respectively, in the statements of operations.
(g)	Included in our comparable hotel results are five hotels that are classified as held for sale as of December 31, 2003 per the requirements of SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Because the hotels are classified as held for sale, their operating results are not included in the revenues or operating costs and expenses from continuing operations, but are instead included in discontinued operations. We continue to include them as comparable hotels, however, because the operating results for these properties were reported by us throughout the entire reporting periods being compared.
(h)	Represents rental income less rental expense for limited service properties and office buildings. For detail, see footnote (b) to the statements of operations.

HOST MARRIOTT CORPORATION

Other Financial Data

(unaudited, in millions, except per share)

	December 31,
	2003	2002
Equity
Common shares outstanding	320.3	263.7
Common shares and minority held common OP Units outstanding	343.8	291.5
Preferred OP Units outstanding	.02	.02
Class A Preferred shares outstanding	4.1	4.1
Class B Preferred shares outstanding	4.0	4.0
Class C Preferred shares outstanding	6.0	6.0
Class D Preferred shares outstanding	.03	—

Security pricing (per share price)
Common (a)	$12.32	$8.86
Class A Preferred (a)	$26.74	$26.15
Class B Preferred (a)	$27.00	$25.65
Class C Preferred (a)	$27.26	$25.70
Convertible Preferred Securities (b)	$51.00	$36.94

Dividends per share
Common (c)	$—	$—
Class A Preferred	$2.50	$2.50
Class B Preferred	$2.50	$2.50
Class C Preferred	$2.50	$2.50
Class D Preferred	$1.88	$—

Debt
Percentage of fixed rate debt	85%	90%
Weighted average interest rate (d)	7.7%	7.9%
Weighted average debt maturity (d)	5.5 years	5.5 years
Credit facility, outstanding balance (capacity of $250 million)	$—	$—

Other Financial Data
Construction in progress	$56	$39

(a)	Share prices are the closing price on the balance sheet date, as reported by the New York Stock Exchange, for the common and preferred stock.
(b)	Market price as of December 31, 2003 as quoted by Bloomberg L.P.
(c)	We did not declare a common stock dividend during 2003 or 2002.
(d)	As a result of debt repayments of approximately $262 million during January 2004, our weighted average interest rate has been reduced to 7.4% and our weighted average maturity is 5.6 years.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) Available to Common Shareholders

to Funds From Operators per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended December 31, 2003			Quarter ended December 31, 2002
	Income(Loss)	Shares	Per Share Amount	Income(Loss)	Shares	Per Share Amount
Net income (loss) available to common shareholders	$142	310.7	$.46	$(11)	263.6	$(.04)
Adjustments:
Cumulative effect of change in accounting principle	(24)	—	(.08)	—	—	—
Gain on the disposition of the New York Marriott World Trade Center hotel	(56)	—	(.18)	—	—	—
Gains on dispositions, net	(9)	—	(.03)	—	—	—
Depreciation and amortization	114	—	.37	115	—	.43
Partnership adjustments	21	—	.07	2	—	.01
FFO of minority partners of Host LP (a)	(14)	—	(.05)	(10)	—	(.03)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	3.9	(.01)	—	4.0	(.01)
Assuming conversion of Convertible Preferred Securities	10	30.9	(.02)	10	30.9	—
Assuming conversion of minority OP Units issuable	—	2.0	—	—	—	—

FFO per diluted share (b) (c)	$184	347.5	$.53	$106	298.5	$.36

	Year ended December 31, 2003			Year ended December 31, 2002
	Income(Loss)	Shares	Per Share Amount	Income(Loss)	Shares	Per Share Amount
Net income (loss) available to common shareholders	$(21)	281.0	$(.07)	$(51)	263.0	$(.19)
Adjustments:
Gain on the disposition of the New York Marriott World Trade Center hotel	(56)	—	(.20)	—	—	—
Gain on dispositions, net	(9)	—	(.04)	(13)	—	(.05)
Depreciation and amortization	371	—	1.32	366	—	1.39
Partnership adjustments	24	—	.08	20	—	.07
FFO of minority partners of Host LP (a)	(26)	—	(.09)	(30)	—	(.11)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	3.5	(.01)	—	4.0	(.02)
Assuming conversion of Convertible Preferred Securities	—	—	—	32	30.9	—

FFO per diluted share (b) (c)	$283	284.5	$.99	$324	297.9	$1.09

(a)	Represents FFO attributable to the minority interest in Host LP.
(b)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interest to common OP Units and the Convertible Preferred Securities. No effect is shown for securities if they are anti-dilutive.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) Available to Common Shareholders

to Funds From Operations per Diluted Shared

(unaudited, in millions, except per share amounts)

(c)	Quarterly and full year results were significantly affected by several transactions, the effect of which is shown in the table below:

	Quarter ended December 31, 2003			Year ended December 31, 2003
	Net Income (Loss)	FFO	Adjusted EBITDA	Net Income (Loss)	FFO	Adjusted EBITDA
World Trade Center insurance gain (1)	$212	$156	$—	$212	$156	$—
Senior notes redemptions (2)	(33)	(33)	—	(35)	(35)	—
Loss on foreign currency forward contracts (3)	(17)	(17)	(17)	(18)	(18)	(18)
Directors’ and officers’ insurance settlement (4)	—	—	—	7	7	10
Minority interest (expense) benefit (5)	(14)	(8)	—	(14)	(9)	—

(1)	As a result of the New York Marriott World Trade Center hotel insurance settlement in the fourth quarter of 2003, we recorded a gain of approximately $212 million, which is comprised of $156 million in post-2003 business interruption proceeds and $56 million from the disposition of the hotel. See the previous discussion of non-GAAP financial measures, which describes why we exclude the $56 million gain from FFO per diluted share and Adjusted EBITDA. For these reasons, we have also excluded the $156 million gain on settlement for business interruption insurance proceeds for the periods subsequent to December 31, 2003 from Adjusted EBITDA. These business interruption proceeds, because they relate to future periods for a hotel that, even if rebuilt would be in a different location and would be significantly different from the prior hotel, are not consistent with reflecting the ongoing performance of our remaining assets.
(2)	In conjunction with the redemption of $711 million of our senior notes in the fourth quarter of 2003, we incurred a total of approximately $28 million of expense related to the call premiums paid and the acceleration of related deferred financing fees. We also incurred approximately $5 million of incremental interest expense during the redemption call period. In addition, we incurred approximately $2.3 million of call premiums and accelerated deferred financing fees related to a $71 million senior notes redemption in the third quarter of 2003.
(3)	In the fourth quarter of 2003, we made a partial repayment of the Canadian mortgage debt, which resulted in the related forward currency contracts hedge being deemed ineffective for accounting purposes. Accordingly, the company recorded an approximate $17 million decrease in net income, FFO and Adjusted EBITDA in the fourth quarter in addition to the approximate $1 million recorded in the first three quarters of 2003.
(4)	Represents approximately $9.6 million of other income in the third quarter of 2003 from the settlement of a claim that we brought against our directors’ and officers’ insurance carriers for reimbursement of defense costs and settlement payments incurred in resolving a series of related actions brought against us and Marriott International that arose from the sale of certain limited partnership units to investors prior to 1993. The settlement amount, net of taxes of approximately $2.4 million, totaled $7.2 million.
(5)	Represents the portion of the above listed amounts attributable to the minority partners in Host LP.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(unaudited, in millions)

	Quarter ended December 31,		Year ended December 31,
	2003	2002	2003	2002
Net income (loss) (a)	$150	$(3)	$14	$(16)
Interest expense	167	146	491	462
Dividends on Convertible Preferred Securities	10	10	32	32
Depreciation and amortization	114	113	367	358
Income taxes	(3)	(3)	(12)	4
Discontinued operations (b)	5	8	16	20

EBITDA (c)	443	271	908	860
Gains and losses on dispositions and related debt extinguishments	(11)	(2)	(13)	(18)
Gain on settlement of the New York Marriott World Trade Center hotel for post-2003 business interruption insurance (a)	(156)	—	(156)	—
Gain on the disposition of the New York Marriott World Trade Center hotel (a)	(56)	—	(56)	—
Impairment of assets held for sale	2	—	2	—
Consolidated partnership adjustments:
Minority interest (income) expense	16	(1)	5	7
Distributions to minority interest partners of Host LP and other minority partners	(1)	(4)	(6)	(13)
Equity investment adjustments:
Equity in losses of affiliates	9	3	22	9
Distributions received from equity investments	—	3	3	6
Cumulative effect of a change in accounting principle (d)	(24)	—	—	—

Adjusted EBITDA (a) (c)	$222	$270	$709	$851

(a)	Our results for the fourth quarter and full-year 2003 were significantly affected by several items. For a discussion of these items, see footnote (c) to the table reconciling net income available to common shareholders to FFO per diluted share included in this release.
(b)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.
(c)	See the introductory notes to the financial information for discussion of non-GAAP measures.
(d)	For detail, see footnote (d) to the statements of operations.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss Available to Common Shareholders to

Funds From Operations per Diluted Share for Full Year 2004 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Full Year 2004 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net loss available to common shareholders	$(112)	322.1	$(.35)
Adjustments:
Depreciation and amortization	360	—	1.12
Gain on dispositions, net	(58)	—	(.18)
Partnership adjustments	20	—	.06
FFO of minority partners of Host LP (b)	(17)	—	(.05)
Adjustment for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.9	(.01)

FFO per diluted share (a)(d)	$193	325.0	$.59

	High-end of Range
	Full Year 2004 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net loss available to common shareholders	$(98)	322.1	$(.30)
Adjustments:
Depreciation and amortization	360	—	1.12
Gain on dispositions, net	(58)	—	(.18)
Partnership adjustments	21	—	.07
FFO of minority partners of Host LP (b)	(18)	—	(.06)
Adjustment for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.9	(.01)

FFO per diluted share (a)(d)	$207	325.0	$.64

See the notes following the table reconciling net loss to EBITDA and Adjusted EBITDA for full year 2004 forecasts.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss Available to Common Shareholders to

Fund From Operations per Diluted Share for First Quarter 2004 Forecasts (a)

(unaudited, in millions, excepted per share amounts)

	Low-end of Range
	First Quarter 2004 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net loss available to common shareholders	$(43)	320.3	$(.14)
Adjustments:
Depreciation and amortization	83	—	.26
Partnership adjustments	(5)	—	(.01)
FFO of minority partners of Host LP (b)	(3)	—	(.01)
Adjustment for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.5	—

FFO per diluted share (a)(d)	$32	322.8	$.10

	High-end of Range
	First Quarter 2004 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net loss available to common shareholders	$(37)	320.3	$(.12)

Adjustments:
Depreciation and amortization	83	—	.26
Partnership adjustments	(4)	—	(.01)
FFO of minority partners of Host LP (b)	(3)	—	(.01)
Adjustment for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.5	—

FFO per diluted share (a)(d)	$39	322.8	$.12

See the notes following the table reconciling net loss to EBITDA and Adjusted EBITDA for full year 2004 forecasts.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA for Full Year 2004 Forecasts

(unaudited, in millions)

	Full Year 2004
	Low-end of Range	High-end of Range
Net Loss	$(77)	$(63)
Interest expense	433	433
Dividends on Convertible Preferred Securities	32	32
Depreciation and amortization	361	361
Income taxes	(10)	(9)

EBITDA	739	754
(Gains) losses on dispositions	(62)	(62)
Consolidated partnership adjustments:
Minority interest (income) expense	5	5
Distributions to minority interest partners of Host LP and other minority partners	(6)	(6)
Equity investment adjustments:
Equity in (earnings) losses of affiliates	22	22
Distributions received from equity investments	2	2

Adjusted EBITDA	$700	$715

(a)	The amounts shown in these reconciliations are based on management’s estimate of operations for 2004. These tables are forward-looking and as such contain assumptions by management based on known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by this table. General economic conditions, competition and governmental actions will affect future transactions, results, performance and achievements. Although we believe the expectations reflected in this reconciliation are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviations will not be material.

For purposes of preparing the full year and first quarter 2004 forecasts, we have made the following assumptions:

•	RevPAR will increase between 3% and 4% for the full year and increase between 0% and 2% for the first quarter for the low and high ends of the forecasted ranges, respectively.

•	Comparable hotel adjusted operating profit margins will decrease 15 basis points and increase 15 basis points for the full year and will decrease 130 basis points and 70 basis points for the first quarter for the low and high ends of the forecasted ranges, respectively.

•	$450 million of hotels will be sold during 2004.

•	$400 million of acquisitions will be made during 2004.

•	$700 million of debt will be redeemed or repaid for the full year ($262 million of which will be redeemed or repaid in the first quarter) and charges totaling $29 million in call premiums and accelerated deferred financing fees associated with the debt will be incurred in the full year and $11 million in the first quarter.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA for Full Year 2004 Forecasts

(unaudited, in millions)

•	Fully diluted shares will be 325.0 million and 322.5 million for the full year and first quarter, respectively.

(b)	Represents FFO attributable to the minority interests in Host LP.

(c)	These shares are dilutive for purposes of the FFO per diluted share calculation, yet are anti-dilutive for the purposes of the earnings per share calculation. This is due to the net loss that is forecasted for 2004 compared to net earnings for FFO for the year.

(d)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interest to common OP Units and the Convertible Preferred Securities. No effect is shown for securities if they are anti-dilutive.